Exhibit 99.1
Omniture Press Contact
Kristi Knight, 801.932.7435, kknight@omniture.com
FOR IMMEDIATE RELEASE
Omniture Completes the Acquisition of Mercado’s Business Assets
Latest Acquisition Adds Merchandising Capabilities to Omniture’s Online Business Optimization Platform
OREM, Utah — Nov. 5, 2008 — Omniture, Inc. (NASDAQ: OMTR), a leading provider of online business optimization software, today announced that it has completed the acquisition of certain of the assets of privately held Mercado, which includes technology and related intellectual property, customer and partner agreements and certain operational assets. In addition, a number of the key personnel of Mercado have agreed to join Omniture. With the completion of this acquisition, Omniture provides retailers additional technology and expertise around online merchandising and expands the company’s online business optimization platform.
Merchandising is a critical component of marketing on retail websites. When integrated with Web analytics, merchandising can improve conversion by automatically increasing the relevance of merchandise placement. According to the Forrester report “The State of Retailing Online 2008: Merchandising and Web Optimization Report,” online retailers are finding that their best investment efforts are those dedicated to improving the front part of the shopping experience, or the browse features that consumers use before adding items to their shopping cart.
“This acquisition presents great potential for the customers of both companies,” said Susan Aldrich, SVP and senior consultant at the Patricia Seybold Group. “The addition of Mercado’s online merchandising product rounds out Omniture’s already impressive online marketing suite. This combination will make the online marketer even more effective in his or her job.”
“Omniture’s goal is to provide a comprehensive suite of products to help companies improve their business, and this latest acquisition adds important merchandising capabilities for our retail customers,” said Josh James, chief executive officer of Omniture. “We are committed to furthering the development and support of this solution and making it a critical component in our suite of applications.”
With the close of the acquisition, Omniture adds nearly 150 Mercado customers and key personnel across engineering, operations, support, consulting and sales.
About Omniture
Omniture, Inc. is a leading provider of online business optimization software, enabling customers to manage and enhance online, offline and multi-channel business initiatives. Omniture’s software, which it hosts and delivers to its customers as an on-demand subscription service and on-premise solution, enables customers to capture, store and analyze information generated by their Web sites and other sources and to gain critical business insights into the performance and efficiency of marketing and sales initiatives and other business processes. In addition, Omniture offers a range of professional services that complement its online services, including implementation, best practices, consulting, customer support and user training through Omniture University™. Omniture’s approximately 5,000 customers include eBay, AOL, Wal-Mart, Gannett, Microsoft, Neiman Marcus, Oracle, General Motors, Sony and HP. www.omniture.com
Copyright (c) 2008 Omniture, Inc. All rights reserved. Omniture and SiteCatalyst are registered trademarks of Omniture, Inc. in the United States, Japan, Canada, and the European Community. Omniture, Inc. owns other registered and unregistered trademarks throughout the world. Other names used herein may be trademarks of their respective owners.
Note on Forward-looking Statements
Management believes that certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements regarding the benefits of the acquisition to customers, partners and stockholders, the extent to which our installed customer base will accept our new or acquired products and services and our strategy will be successful and our ability to effectively integrate this asset acquisition. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to risks associated with disruption to our business as a result of the acquisition, risks that the expected financial effect of the acquisition may not be realized, risks that the expected customer benefits may not be realized and risks associated with the operation of our business or our industry generally, including risks associated with changes in the demand for our services, the potential that Omniture or its customers may not realize the benefits Omniture currently expects from our recent acquisitions, risks associated with changes in the demand for our services, risks inherent in the integration and combination of complex products and technologies from our acquisitions, our ability to continue to attract new customers and sell additional services to our existing customers, the continued adoption by customers of our SiteCatalyst service and other product and service offerings, including the new combined offerings from our acquisitions, the significant capital requirements of our business model that make it more difficult to achieve positive cash flow and profitability if we continue to grow rapidly, our ability to develop or acquire new products and services, our ability to raise capital in the future, particularly in light of the recent financial crisis affecting the banking system and financial and capital markets and the going concern threats to investment banks and other financial institutions that have resulted in a tightening in the credit markets, reduced liquidity in many financial markets and increased volatility in the equity markets, risks associated with our acquisition strategy and disruptions in our business, operations and financial results as a result of acquisitions, the ability of our expanding sales organization to become productive, possible fluctuations in our operating results and rate of growth, the continued growth of the market for on-demand, online business optimization services, changes in the competitive dynamics of our markets, including the potential for increased pressure on the pricing of our products and services in light of the recent economic crisis, the inaccurate assessment of changes in our markets, errors, interruptions or delays in our services or other performance problems with our services, our ability to hire, retain and motivate our employees and manage our growth, our ability to effectively expand our sales and marketing capabilities, our ability to develop and maintain strategic relationships with third parties with respect to either technology integration or channel development, our ability to expand our international operations and to sell our services to customers located outside the United States and to manage the associated fluctuations in currency exchange rates, our ability to implement and maintain proper and effective internal controls, the adoption of laws or regulations, or interpretations of existing law, that could limit our ability to collect and use Internet user information, and the blocking or erasing of “cookies”; and such other risks as identified in Omniture’s quarterly report on Form 10-Q for the period ended June 30, 2008 and from time to time in other reports filed by Omniture with the U.S. Securities and Exchange Commission. These reports are available on our Web site at www.omtr.com. Omniture undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.